EXHIBIT 10.3
FIRST AMENDMENT TO REIMBURSEMENT AND CREDIT AGREEMENT
     This FIRST AMENDMENT TO REIMBURSEMENT AND CREDIT AGREEMENT (the “First Amendment”) is made and entered into this 28th day of April, 2006 by and between THE CONNECTICUT WATER COMPANY, a corporation duly organized and existing under the laws of the State of Connecticut with an office at 93 West Main Street, Clinton, Connecticut 06413 (the “Borrower”), and CITIZENS BANK OF RHODE ISLAND, with an office at One Citizens Plaza, Providence, Rhode Island 02903, (the “Bank”).
WITNESSETH:
     WHEREAS, the Borrower issued and sold the $12,500,000 Variable Rate Taxable Debenture Bonds, Series 2004 (the “Bonds”) pursuant to the terms of the Indenture;
     WHEREAS, the Borrower and the Bank entered into a Reimbursement and Credit Agreement, dated as of March 1, 2004, to provide for an irrevocable direct pay letter of credit to be issued by the Bank for the account of the Borrower to secure the Bonds (the “Agreement”);
     WHEREAS, affiliates of the Borrower, The Unionville Water Company and The Crystal Water Company of Danielson, will be merged into the Borrower following approval by the Connecticut Department of Public Utilities (the “Merger”);
     WHEREAS, in connection with the Merger, the Borrower wishes to increase the amount of the Borrower’s Permitted Indebtedness to Connecticut Water Service, Inc. or the Borrower’s Affiliates allowed under the Agreement. Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.
     NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between the parties hereto, each being legally bound hereby, as follows:
     1. Clause (vii) of the definition of Permitted Indebtedness in subsection 1.01 of the Agreement is hereby deleted and replaced by the following:
     “(vii) indebtedness to Connecticut Water Service, Inc. or Borrower’s Affiliates not exceeding Fifteen Million Dollars ($15,000,000) in the aggregate; and”
     2. This First Amendment may be executed in counterparts and all such counterparts shall be deemed to be originals and together shall constitute but one and the same instrument.
     3. Except as expressly provided herein, the Agreement is unmodified and remains in full force and effect.

EXHIBIT 10.3
     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this First Amendment as of the date first written above.

THE CONNECTICUT WATER COMPANY

By:	/s/ David C. Benoit

Name: David C. Benoit
Title: Vice President-Finance and Chief Financial Officer

CITIZENS BANK OF RHODE ISLAND

By:	/s/ Anthony H. Castellon

Name: Anthony H. Castellon
Title: Vice President